Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFILIATED MANAGERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of principal executive offices)	(Zip code)

Affiliated Managers Group, Inc. Amended and Restated 2002 Stock Option and Incentive Plan
Affiliated Managers Group, Inc. Long-Term Stock and Investment Plan
Affiliated Managers Group, Inc. Executive Retention Plan

(Full title of the plan)

Sean M. Healey

President and

Chief Executive Officer

Affiliated Managers Group, Inc.

600 Hale Street

Prides Crossing, Massachusetts 01965

(Name and address of agent for service)

(617) 747-3300

(Telephone number, including area code, of agent for service)

Copy to:

Keith F. Higgins, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts  02110

(617) 951-7000

CALCULATION OF REGISTRATION FEE

Proposed
			Proposed		Maximum
			Maximum		Aggregate	Amount of
Title of Securities to	Amount to be		Offering Price		Offering	Registration
be Registered	Registered		Per Share		Price	Fee
Common Stock, par value $.01 per share	4,680,000	(1)	$78.85	(2)	$267,857,922.71	$31,526.88

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares as may be issued pursuant to the Affiliated Managers Group, Inc. Amended and Restated 2002 Stock Option and Incentive Plan, the Affiliated Managers Group, Inc. Long-Term Stock and Investment Plan and the Affiliated Managers Group, Inc. Executive Retention Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)          The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options.  Of the 4,680,000 shares to be registered hereunder, 3,241,912 are subject to options at an average exercise price of $47.65.  The offering price of the remaining 1,438,088 shares of $78.85 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) on the basis of the average high and low prices of the Common Stock of Affiliated Managers Group, Inc., par value $.01 per share, as reported on the New York Stock Exchange on November 9, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                        Incorporation of Documents by Reference.

Affiliated Managers Group, Inc. (the “Company”) hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

(a)                                  The Company’s latest annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 16, 2005;

(b)                                 All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004; and

(c)                                  The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on October 7, 1997, and any amendments or reports filed under Section 12 of the Exchange Act for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                                        Description of Securities.

Not Applicable.

Item 5.                                        Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                        Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

In accordance with the General Corporation Law of the State of Delaware, Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.  In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Article V of the Company’s Amended and Restated By-laws provides for indemnification, to the fullest extent authorized by the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys’ fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

The Company also carries standard directors’ and officers’ liability insurance covering its directors and officers.

Item 7.                                        Exemption from Registration Claimed.

Not applicable.

Item 8.                                        Exhibits

The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

EXHIBIT NO.                       DESCRIPTION

4.1                                 Amended and Restated Certificate of Incorporation of Affiliated Managers Group, Inc. (previously filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 (File No. 333-34679), and incorporated by reference herein) and Certificate of Amendment of Amended and Restated Certificate of Incorporation of Affiliated Managers Group, Inc. (as approved by the stockholders of Affiliated Managers Group, Inc. on May 25, 2000).

4.2                                 Amended and Restated By-Laws of Affiliated Managers Group, Inc. (previously filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 (File No. 333-34679), and incorporated by reference herein).

5.1                                 Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

10.1                           Affiliated Managers Group, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, which was filed with the Commission on May 10, 2004, and incorporated by reference herein).

10.2                           Affiliated Managers Group, Inc. Long-Term Stock and Investment Plan.

10.3                           Affiliated Managers Group, Inc. Executive Retention Plan (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, which was filed with the Commission on November 9, 2005, and incorporated by reference herein).

23.1                           Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2                           Consent of PricewaterhouseCoopers LLP.

24.1                           Power of Attorney (included on page 5 of this registration statement).

Item 9.                                        Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Affiliated Managers Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Prides Crossing, Massachusetts, on November 16, 2005.

AFFILIATED MANAGERS GROUP, INC.

By:	/S/ DARRELL W. CRATE
Darrell W. Crate
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute Sean M. Healey, Darrell W. Crate and John Kingston, III, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: November 16, 2005

Signature	Title

/S/ SEAN M. HEALEY	President, Chief Executive Officer and Director
Sean M. Healey	(Principal Executive Officer)

/S/ DARRELL W. CRATE	Executive Vice President, Chief Financial Officer and
Darrell W. Crate	Treasurer (Principal Financial and Principal Accounting Officer)

/S/ WILLIAM J. NUTT	Chairman of the Board of Directors
William J. Nutt

/S/ RICHARD E. FLOOR	Director
Richard E. Floor

/S/ HAROLD J. MEYERMAN	Director
Harold J. Meyerman

Director
Robert C. Puff, Jr.

/S/ RITA M. RODRIQUEZ	Director
Rita M. Rodriguez

/S/ PATRICK T. RYAN	Director
Patrick T. Ryan

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1

Amended and Restated Certificate of Incorporation of Affiliated Managers Group, Inc. (previously filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 (File No. 333-34679), and incorporated by reference herein) and Certificate of Amendment of Amended and Restated Certificate of Incorporation of Affiliated Managers Group, Inc. (as approved by the stockholders of Affiliated Managers Group, Inc. on May 25, 2000).

4.2

Amended and Restated By-Laws of Affiliated Managers Group, Inc. (previously filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 (File No. 333-34679), and incorporated by reference herein).

5.1	Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

10.1

Affiliated Managers Group, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, which was filed with the Commission on May 10, 2004, and incorporated by reference herein).

10.2	Affiliated Managers Group, Inc. Long-Term Stock and Investment Plan.

10.3

Affiliated Managers Group, Inc. Executive Retention Plan (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, which was filed with the Commission on November 9, 2005 and incorporated by reference herein).

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on page 5 of this registration statement).